EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Michael A. Yoshikami, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of The Destination Funds (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended February 29, 2008 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                         CHIEF FINANCIAL OFFICER

The Destination Funds                           The Destination Funds


/s/ Michael A. Yoshikami                        /s/ Mark J. Seger
------------------------------------            --------------------------------
Michael A. Yoshikami, President                 Mark J. Seger, Treasurer

Date:  April 28, 2008                           Date:  April 28, 2008



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE DESTINATION FUNDS AND WILL BE RETAINED BY THE DESTINATION FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.